Exhibit 10.23

KBR, INC.

TRANSITIONAL STOCK ADJUSTMENT PLAN

KBR, INC.

TRANSITIONAL STOCK ADJUSTMENT PLAN

i

DRAFT AS OF

February 27, 2007

KBR, INC.

TRANSITIONAL STOCK ADJUSTMENT PLAN

ARTICLE I

PURPOSE OF PLAN

The purpose of the KBR, Inc. Transitional Stock Adjustment Plan (the “Plan”) is to provide for stock options to purchase the common stock of KBR, Inc., a Delaware corporation (the “Company”), and restricted shares of the Company’s common stock to holders of certain outstanding options and restricted shares issued under the 1993 Stock and Incentive Plan administered by Halliburton Company (“Halliburton”), in connection with the replacement of outstanding Halliburton stock option awards and restricted shares of Halliburton common stock in accordance with the applicable adjustment provisions of the Halliburton 1993 Stock and Incentive Plan as a result of the divestiture by Halliburton of its equity interest in the Company. This Plan shall be effective upon the Effective Date (as hereinafter defined).

ARTICLE II

DEFINITIONS

2.1 Definitions. The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

“Adjustment Date” means (i) if the Distribution occurs as a result of a Split-Off Transaction, the date on which Halliburton gives notice to the exchange agent for such Split-Off Transaction to exchange tendered Halliburton Common Stock for Common Stock held by Halliburton by 4:30 p.m., New York City time, or if such notice is given on or after 4:30 p.m., New York City time and on or before 12:00 midnight New York City time, the next immediately succeeding business day or (ii) if the Distribution occurs as a result of a Spin-Off Distribution, the ex-dividend date for that dividend.

“Adjustment Fraction” means a fraction, the numerator of which is the VWAP of Halliburton Common Stock on the last trading day immediately preceding the Adjustment Date and the denominator of which is the VWAP of Common Stock on the Adjustment Date.

“Beneficial Owners” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Change of Control Value” means, for the purposes of Paragraph (f) of Section 8.1, the amount determined in subsection (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in subsection (i) or subsection (ii), the fair market value per share determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of a Stock Incentive. If the consideration offered to stockholders of the Company in any transaction described in subsection (i), (ii) or (iii) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

“Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Committee” means the Compensation Committee of the Board or any other committee that may be selected by the Board after the Effective Date to administer this Plan pursuant to Article VII.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” means KBR, Inc., a Delaware corporation.

“Corporate Change” shall conclusively be deemed to have occurred on a Corporate Change Effective Date if an event set forth in any one of the following paragraphs shall have occurred after the Effective Date:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities (the “Outstanding Company Voting Securities”) provided, however, that any acquisition of Outstanding Company Voting Securities in connection with any Split-Off Transaction and/or Spin-Off Distribution shall not constitute a Corporate Change; or

(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constitute the Board and (A) any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended and (B) any new Director who was appointed to replace a vacancy occurring as a result of a resignation of a Director, or an increase in the size of the Board, in connection with any Split-Off

Transaction and/or Spin-Off Distribution (the “Incumbent Board”); provided, however, that for purposes of this subsection (ii), any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than either Halliburton or the Board; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or any of its affiliates of a business) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets, other than a sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Corporate Change” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Corporate Change Effective Date” shall mean:

(i) the first date that the direct or indirect ownership of 20% or more combined voting power of the Company’s outstanding securities results in a Corporate Change as described in subsection (i) of such definition above; or

(ii) the date of the election of Directors that results in a Corporate Change as described in subsection (ii) of such definition; or

(iii) the date of the merger or consideration that results in a Corporate Change as described in subsection (iii) of such definition; or

(iv) the date of stockholder approval that results in a Corporate Change as described in subsection (iv) of such definition.

“Director” means an individual serving as a member of the Board.

“Distribution” means any distribution by Halliburton to the holders of Halliburton Common Stock of shares of Common Stock by means of a Split-Off Transaction, Spin-Off Distribution or otherwise if, as a result of such distribution, Halliburton does not own greater than 20% of the equity interest of the Company, such that the Company is no longer a “Subsidiary” of Halliburton under the terms of the Halliburton Plan.

“Effective Date” means the first date upon which the Company is no longer a “Subsidiary” of Halliburton under the terms of the Halliburton Plan due to Halliburton’s equity ownership in the Company decreasing to 20% or below as a result of the Distribution, which (i) if the Distribution occurs pursuant to a Split-Off Transaction, shall mean the date on which Halliburton gives notice to the exchange agent for such Split-Off Transaction to exchange tendered Halliburton Common Stock for Common Stock held by Halliburton, and (ii) if the Distribution occurs pursuant to a Spin-Off Distribution, shall mean the payment date of such Spin-Off Distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any specified date, the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported or, in the sole discretion of the Committee for purposes of determining the Fair Market Value of the Common Stock at the time of exercise of an Option, such Fair Market Value shall be the prevailing price of the Common Stock as of the time of exercise. If the Common Stock is not then listed or quoted on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

“Halliburton” means Halliburton Company, a Delaware corporation.

“Halliburton Award” means (1) an unexercised and unexpired option to purchase Halliburton Common Stock granted under the Halliburton Plan or (2) an unvested award of restricted shares of Halliburton Common Stock granted under the Halliburton Plan.

“Halliburton Committee” means the Compensation Committee of the Board of Directors of Halliburton.

“Halliburton Common Stock” means the common stock, par value $2.50 per share, of Halliburton.

“Halliburton Plan” means the Halliburton Company 1993 Stock and Incentive Plan.

“Immediate Family” means, with respect to a particular Participant, the Participant’s spouse, parent, brother, sister, children and grandchildren (including adopted and step children and grandchildren).

“Option” means an option to purchase Common Stock substituted for an unexercised and unexpired option to purchase Halliburton Common Stock granted under the Halliburton Plan.

“Participant” means an individual who (i) immediately prior to the Effective Date, holds an outstanding Halliburton Award, and (ii) as of the Effective Date, is an employee of the Company or any Subsidiary.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means the KBR, Inc. Transitional Stock Adjustment Plan.

“Restricted Stock Award” means an award of restricted shares of Common Stock substituted for an unvested award of restricted shares of Halliburton Common Stock granted under the Halliburton Plan.

“Spin-Off Distribution” means a distribution by Halliburton of Common Stock to Halliburton’s stockholders on a pro rata basis by means of a special dividend.

“Split-Off Transaction” means a transaction under which Halliburton offers shares of Common Stock that it owns to Halliburton’s stockholders in exchange for shares of Halliburton Common Stock.

“Stock Incentives” refers collectively to Restricted Stock Awards and Options.

“Subsidiary” means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than 20% equity interest.

“VWAP” means, as of any specified date, the volume-weighted average price per share of Common Stock or of Halliburton Common Stock, as the case may be, on the New York Stock Exchange during the period beginning at 9:30 a.m., New York City time (or such other time as is the official open of trading on the New York Stock Exchange) and ending at 4:00 p.m., New York City time (or such other time as is the official close of trading on the New York Stock Exchange), as calculated by Xignite, Inc.

ARTICLE III

RESERVATION OF SHARES

The aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed the number of shares needed to effect the substitution contemplated by the Plan, subject to increase or decrease in order to give effect to the adjustment provisions of Section 8.1. The shares of Common Stock which may be granted pursuant to Stock Incentives will consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and reacquired by the Company.

ARTICLE IV

PARTICIPATION IN PLAN

4.1 Eligibility to Receive Stock Incentives. Stock Incentives under this Plan may only be held by Participants.

4.2 Participation Not Guarantee of Employment. Nothing in this Plan or in the instrument evidencing a Stock Incentive shall in any manner be construed to limit in any way the right of the Company or any of its Subsidiaries to terminate a Participant’s employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under the Plan, or give any right to such a Participant to remain employed by the Company or any of its Subsidiaries in any particular position or at any particular rate of compensation.

ARTICLE V

RESTRICTED STOCK AWARDS

5.1 Grant of Substituted Restricted Stock Awards.

(a) Grant. Restricted Stock Award(s) shall be granted to each Participant who, immediately prior to the Effective Date, holds an outstanding Halliburton Award(s) consisting of unvested restricted shares of Halliburton Common Stock, in substitution for such Halliburton Award.

(b) Award of Shares. The Restricted Stock Award granted shall be for a number of shares of Common Stock (rounded to the nearest whole share, with fractional shares equal to or greater than .5 rounded up) determined by multiplying the number of unvested restricted shares of Halliburton Common

Stock subject to the Halliburton Award by the Adjustment Fraction. Except as otherwise provided in the Plan, each Restricted Stock Award and the restricted shares of Common Stock issued thereunder shall continue to be subject to all the terms and conditions of the associated instrument under which the corresponding award of restricted shares of Halliburton Common Stock was made and any such terms, conditions and restrictions as may be determined to be appropriate by the Committee.

(c) Lapse of Restrictions. The restrictions on each Restricted Stock Award shall lapse in accordance with the terms and conditions of the associated instrument under which the corresponding award of restricted shares of Halliburton Common Stock was made; provided, however, that prior to the Effective Date, a Participant’s employment or service with the Company, Halliburton or any of their respective Subsidiaries shall be deemed to be employment or service with the Company for all purposes under a Restricted Stock Award and from and after the Effective Date, a Participant’s employment or service with the Company or any of its Subsidiaries shall be deemed to be employment or service with the Company for all purposes under such award.

(d) Instrument Granting the Stock Incentive. Restricted Stock Awards shall be evidenced in such form as the Committee shall approve and contain such terms and conditions as shall be contained therein or incorporated by way of reference to the Halliburton Plan or any associated instrument governing the corresponding award of restricted shares of Halliburton Common Stock, which need not be the same for all Restricted Stock Awards.

5.2 Rights with Respect to Shares. No Participant who is granted a Restricted Stock Award shall have any rights as a stockholder by virtue of such grant until shares are actually issued or delivered to the Participant. The shares of Common Stock subject to the Restricted Stock Award shall be issued or delivered as soon as practicable after the Effective Date.

ARTICLE VI

SUBSTITUTION AND EXERCISE OF OPTIONS

6.1 Substitution of Options.

(a) Initial Substitution. Option(s) shall be granted to each Participant who, immediately prior to the Effective Date, holds an outstanding unexercised and unexpired option to purchase shares of Halliburton Common Stock, in substitution for such Halliburton Award.

(b) Option Shares. The number of shares of Common Stock subject to the Option shall be determined by multiplying the number of shares of Halliburton Common Stock subject to the relevant unexercised and unexpired Halliburton Award by the Adjustment Fraction, with the resulting number rounded down to the nearest whole share.

(c) Option Price. Each Option will have an exercise price (rounded up to the nearest whole cent) determined by dividing the per share exercise price of the corresponding Halliburton Award by the Adjustment Fraction. The Option price shall be subject to adjustment in accordance with the provisions of Section 8.1 hereof.

(d) Terms of Option. Except as otherwise provided in this Plan, each Option shall continue to be subject to all the terms and conditions of the associated instrument under which the corresponding option to purchase Halliburton Common Stock was made and any such terms, conditions and restrictions as may be determined to be appropriate by the Committee. Options granted under this Plan may be exercised at the same time and in the same manner as the corresponding option to purchase Halliburton Common Stock and shall expire at the same time and in the same manner as the corresponding option to purchase Halliburton Common Stock; provided, however, that prior to the Effective Date, a Participant’s employment or service with the Company, Halliburton or any of their respective Subsidiaries shall be deemed to be employment or service with the Company and Halliburton for all purposes under an Option and from and after the Effective Date, a Participant’s employment or service with the Company or any of its Subsidiaries shall be deemed to be employment or service with the Company for all purposes under such Option.

(e) Option Documentation. Options shall be evidenced in such form as the Committee shall approve and contain such terms and conditions as shall be contained therein or incorporated by way of reference to the Halliburton Plan or any associated instrument governing the corresponding option to purchase Halliburton Common Stock, which need not be the same for all Options.

6.2 Exercise of Options.

No shares of Common Stock shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares of Common Stock purchased upon the exercise of an Option shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) whole shares of Common Stock valued for this purpose at Fair Market Value, (iv) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds required to pay the purchase price, or (vi) any combination of the foregoing methods of payment. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be subject to such conditions as the Committee deems appropriate.

ARTICLE VII

ADMINISTRATION OF PLAN

7.1 Committee.

The Plan shall be administered by the Committee.

7.2 Powers.

The Committee shall have authority, in its discretion, to establish the terms and conditions applicable to any Award, subject to any specific limitations or provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements awarding a Stock Incentive thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to a Stock Incentive in the manner and to the extent the Committee shall deem appropriate to carry the Stock Incentive into effect. The determinations of the Committee on the matters referred to in this Section 7.2 shall be conclusive.

7.3 Delegation of Authority.

The Chief Executive Officer of the Company may take any action and exercise any power assigned to the Committee hereunder; provided, however, that the Chief Executive Officer may not take any action with respect to Stock Incentives held by (i) any “covered employee” within the meaning of Section 162(m) of the Code, (ii) an officer or other person subject to Section 16 of the Exchange Act, (iii) the Chief Accounting Officer or the Director of Internal Audit, or (iv) any person who directly reports to the Chief Executive Officer.

7.4 Engagement of an Agent.

The Company may, in its discretion, engage an agent to (i) maintain records of Stock Incentives and Participants’ holdings under the Plan, (ii) execute sales transactions in shares of Common Stock at the direction of Participants, (iii) deliver sales proceeds as directed by Participants, and (iv) hold shares of Common Stock owned without restriction by Participants, including shares of Common Stock previously obtained through the Plan that are transferred to the agent by Participants at their discretion. Except to the extent otherwise agreed by the Company and the agent, when an individual loses his or her status as an employee or Director of the Company, the agent shall have no obligation to provide any further services to such person and the shares of Common Stock previously held by the agent under the Plan may be distributed to the person or his or her legal representative.

ARTICLE VIII

RECAPITALIZATION OR REORGANIZATION

8.1 Recapitalization or Reorganization.

(a) After the Effective Date, except as hereinafter otherwise provided, in the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) involving the Company or any other change in the corporate structure of the Company or shares of Common Stock, the Committee shall, in its discretion, make such adjustment as to the number and price of shares of Common Stock or other consideration subject to such Stock Incentives as the Committee shall deem appropriate in order to prevent dilution or enlargement of rights of the Participants.

(b) The existence of the Plan and the Stock Incentives granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(c) The shares with respect to which Stock Incentives may be granted are shares of Common Stock as presently constituted, but, after the Effective Date if, and whenever, prior to the expiration of a Stock Incentive, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Stock Incentive relates or may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and, as applicable, the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and, as applicable, the purchase price per share shall be proportionately increased.

(d) After the Effective Date, if the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option or payment in settlement of a Restricted Stock Award theretofore granted, the Participant shall be entitled to purchase or receive, as applicable, under such Stock Incentive, in lieu of the number of shares of Common Stock as to which such Stock Incentive relates or shall then be exercisable, the number and class of shares of stock and securities and the cash and other property to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Stock Incentive (or, if a cash payment would otherwise be payable, an amount determined by reference to the value attributable thereto).

(e) In the event of a Corporate Change, unless an instrument granting the Stock Incentive otherwise provides, as of the Corporate Change Effective Date (i) any outstanding Options shall become immediately vested and fully exercisable or (ii) any restrictions on Restricted Stock Awards shall immediately lapse. A Corporate Change shall be determined solely by reference to the terms of this Plan and shall not be determined by reference to the terms of the Halliburton Plan for any purpose with respect to the Stock Incentives.

(f) In the relevant instrument granting the Stock Incentive, the Committee may provide that, no later than two (2) business days prior to any Corporate Change referenced in subsection (ii), (iii) or (iv) of the definition thereof or ten (10) business days after any Corporate Change referenced in subsection (i) of the definition thereof, the Committee may, in its sole discretion, (i) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares or (ii) require the mandatory surrender to the Company by selected Participants of Restricted Stock Awards of some or all of the outstanding Stock Incentives held by such Participant (irrespective of whether such Stock Incentives are vested under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Stock Incentives and pay to each Participant an amount of cash equal to the Change of Control Value of the shares, if the Stock Incentive value is determined by the full value of shares of Common Stock, or an amount of cash equal to the value of the Stock Incentive at such time, if the Stock Incentive is not determined on that basis.

(g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Stock Incentives theretofore granted or the purchase price per share of Common Stock subject to Options.

ARTICLE IX

AMENDMENT OF PLAN

9.1 Amendment, Modification or Suspension.

The Board in its discretion may alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made which would impair the rights of the Participant in any Stock Incentive theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to effect a “material revision” of the Plan, where a “material revision” includes, but is not limited to, a revision that: (a) materially increases the benefits accruing to a Participant under the Plan, (b) materially increases the aggregate number of securities that may be issued under the Plan, (c) materially modifies the requirements as to eligibility for participation in the Plan, or (d) changes the types of awards available under the Plan.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1 No Right To An Award.

Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee or a Director any right to be granted a Stock Incentive or any other rights hereunder except as may be evidenced by the document providing for such Stock Incentive, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Stock Incentive.

10.2 Other Laws; Withholding.

The Company shall not be obligated to issue any Common Stock pursuant to any Stock Incentive granted under the Plan at any time when the offering of the shares covered by such Stock Incentive has not been registered under the Securities Act of 1933, such other state and federal laws, rules or regulations, and non-U.S. laws, rules, or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit a Participant to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Company’s withholding obligation, subject to such restrictions as the Committee deems appropriate.

10.3 No Restriction on Corporate Action.

Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Stock Incentive made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

10.4 Restrictions on Transfer.

Except as otherwise provided herein, a Stock Incentive shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the lifetime of the Participant only by such Participant, the Participant’s guardian or legal representative, a transferee under a qualified domestic relations order or a transferee as described below. The Committee may prescribe and include in the respective agreements providing for the Stock Incentive hereunder other restrictions on transfer. Any attempted assignment or transfer in violation of this Section shall be null and void. Upon a Participant’s death, the Participant’s personal representative or other person entitled to succeed to the rights of the Participant (the “Successor”) may exercise such rights as are provided under the agreement providing for the Stock Incentive. A Successor must furnish proof satisfactory to the Company of his or her rights to exercise the Stock Incentive under the Participant’s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee shall have the authority, in its discretion, to permit the transfer of a Stock Incentive by the Participant for no consideration to or for the benefit of the Participant’s Immediate Family, to a trust solely for the benefit of the Participant and his Immediate Family, or to a partnership or limited liability company in which the Participant and members of his or her Immediate Family have at least 99% of the equity, profit and loss interest. A transfer of a Stock Incentive pursuant to this Section shall be subject to such rules and procedures as the Committee may establish. In the event a Stock Incentive is transferred as contemplated in this Section, such Stock Incentive may not be subsequently transferred by the transferee except by will or the laws of descent and distribution, and such Stock Incentive shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant written instrument for the Stock Incentive and the transferee shall be entitled to the same rights as the Participant hereof as if no transfer had taken place. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. The consequences of termination of employment shall continue to be applied with respect to the original Participant, following which the Stock Incentive shall be exercised by the transferee only to the extent and for the periods specified in the Plan and the related agreement providing for the Stock Incentive.

10.5 Governing Law.

This Plan shall be construed in accordance with the laws of the State of Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

10.6 Section 409A.

Notwithstanding anything in this Plan to the contrary, if any Plan provision or Stock Incentive under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”), that Plan provision or Stock Incentive will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights with respect to a Stock Incentive.

IN WITNESS WHEREOF, this document has been executed as of the date set forth below, but effective upon the Effective Date.

KBR, INC.

By:

Name:

Title:

Date: